                                                                 EXHIBIT 4(c)(2)



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                           FIRST CHICAGO CORPORATION

                                      AND

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                    Trustee



                                  ____________


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of February 1, 1994


                                  ____________



                             SENIOR DEBT SECURITIES

               Supplemental to Indenture dated as of May 1, 1990





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

     FIRST SUPPLEMENTAL INDENTURE dated as of February 1, 1994 (this "Supplemental Indenture"), made and entered into by and between FIRST CHICAGO CORPORATION, a corporation organized and existing under the laws of the State of Delaware having its principal office at One First National Plaza, Chicago, Illinois 60670(the "Company"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association having its principal corporate trust office at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, as trustee (the "Trustee").

     WHEREAS the Company entered into an Indenture dated as of May 1, 1990 (the "Basic Indenture") with the Trustee, for the purposes of issuing its unsecured notes to be issued in one or more series (the "Notes"), in such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company; and

     WHEREAS the Company proposes to issue a series of Notes denominated its "5 1/2% Exchangeable Notes Due February 15, 1997" representing up to 7,475,000 of its "Debt Exchangeable for Common Stock/SM/" (such Securities being referred to herein as the "DECS/SM/"), the principal amount at Maturity of which is mandatorily exchangeable into shares of Class A Common Stock, par value $.001 per share ("NEXTEL Common Stock"), of NEXTEL Communications, Inc.("NEXTEL"), or, at the option of the Company, cash, in either case at the Exchange Rate as described herein; and

     WHEREAS Sections 9.01(iv) and (viii) of the Basic Indenture provide that without the consent of the Holders of Notes, the Company, when authorized by Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Basic Indenture (a) to establish the form or terms of Notes of any series as permitted by Sections 2.01 and 3.01 thereof, and (b) to cure any ambiguity, to correct or supplement any provision in the Basic Indenture which may be inconsistent with any other provision of the Basic Indenture or to make any other provisions with respect to matters or questions arising under the Basic Indenture, provided that such action shall not adversely affect the interests of the Holders of Notes of any series or any related coupons in any material respect; and

     WHEREAS the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Basic Indenture; and

     WHEREAS all things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done:
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     NOW, THEREFORE:

     For and in consideration of the premises and purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, without preference, priority or distinction of any of the Notes over any of the others by reason of difference in series or priority in time of issuance, negotiation or maturity thereof, or otherwise except as otherwise provided in the Basic Indenture or this Supplemental Indenture, as follows:

     SECTION 1. The Basic Indenture is hereby amended by amending Section 3.01 of the Basic Indenture by (i) adding as a new subsection (xvi) the following:
"(xvi) the obligation, if any, of the Company to permit the conversion or exchange of the Notes of such series into other securities (whether or not issued by, or the obligation of, the Company), and the terms and conditions upon which such conversion or exchange shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those set forth in this Indenture relative to such obligation; and"; and by (ii) renumbering current subsection (xvi) of Section 3.01 to subsection (xvii).

     SECTION 2. The Basic Indenture is hereby amended, solely with respect to a series of Notes that consists of DECS, as follows:

     (a) By amending Section 1.01 to add new definitions thereto, in the appropriate alphabetical sequence, as follows:

     "Closing Price" has the meaning specified in Section 15.01.
      -------------

     "Extraordinary Cash Dividend" has the meaning specified in Section 15.03.
      ---------------------------

     "Initial Price" has the meaning specified in Section 15.01.
      -------------

     "Maturity Price" has the meaning specified in Section 15.01.
      --------------

     "NEXTEL" has the meaning specified in Section 15.01.
      ------

     "NEXTEL Common Stock" has the meaning specified in Section 15.01.
      -------------------

     "NEXTEL Successor" has the meaning specified in Section 15.03.
      ----------------

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     "NYSE" has the meaning specified in Section 15.01.
      ----

     "Reorganization Event" has the meaning specified in Section 15.03.
      --------------------

     "Threshold Appreciation Price" has the meaning specified in Section 15.01.
      ----------------------------

     "Trading Day" has the meaning specified in Section 15.01.
      -----------

     "Transaction Value" has the meaning specified in Section 15.03.
      -----------------

     (b) By amending Section 9.02(i) of the Basic Indenture by adding to the end thereof the following: "or change the terms under which the DECS are exchangeable as set forth in Article Fifteen".

     (c)  By adding the following Article Fifteen:

                                "ARTICLE FIFTEEN

                                EXCHANGE OF DECS
                                ----------------

     SECTION 15.01.  Exchange at Maturity.  At Maturity, the principal amount
                     ---------------------
payable with respect to each DECS shall be automatically and mandatorily exchanged into a number of shares of Class A Common Stock, par value $.001 ("NEXTEL Common Stock"), of NEXTEL Communications, Inc. ("NEXTEL") at the Exchange Rate (as defined below). As a result, Holders of the DECS may not receive a payment representing the principal amount of such DECS. The "Exchange Rate" is equal to, subject to adjustment as a result of certain dilution events relating to the NEXTEL Common Stock as provided for in Section 15.03, (a) if the Maturity Price (as defined below) is greater than or equal to $43.50 per share of NEXTEL Common Stock (the "Threshold Appreciation Price"), .8333 shares of NEXTEL Common Stock per DECS, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $36.25 per share of NEXTEL Common Stock (the "Initial Price"), a fractional share of NEXTEL Common Stock per DECS so that the value thereof (determined at the Maturity Price) is equal to the Initial Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next highest 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of NEXTEL Common Stock per DECS. No fractional shares of NEXTEL Common Stock will be issued at Maturity as provided in Section 15.02. Notwithstanding the foregoing, the Company may, at its option in lieu of delivering shares of NEXTEL Common Stock, deliver cash in an amount (calculated to the nearest 1/100th of a dollar per DECS or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) equal to the value of such number of shares of NEXTEL Common Stock at the Maturity Price. In determining the amount of cash deliverable in exchange for the DECS in lieu of shares of NEXTEL Common Stock pursuant to the prior sentence hereof, if more than one DECS shall be surrendered for exchange at one time by the same Holder, the amount of cash which shall be delivered upon exchange shall be computed on the basis of the aggregate number of DECS so surrendered at Maturity.

     The "Maturity Price" is defined as the average Closing Price per share of NEXTEL Common Stock on the 20 Trading Days immediately prior to, but not including, the Maturity date. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the New York Stock Exchange (the "NYSE") on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" is defined as a day on which the security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

     SECTION 15.02.  No Fractional Shares.  No fractional shares or script
                     ---------------------
representing fractional shares of NEXTEL Common Stock shall be issued or delivered upon the exchange at Maturity of any DECS. If more than one DECS shall be surrendered for exchange at one time by the same Holder, the number of full shares of NEXTEL Common Stock which shall be delivered upon exchange, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of DECS so surrendered at Maturity. Instead of any

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fractional share of NEXTEL Common Stock which would otherwise be deliverable upon exchange of any DECS at Maturity, the Company, through any applicable Paying Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares at the Maturity Price. The Company shall, upon exchange of any DECS, provide cash to any applicable Paying Agent in an amount equal to the cash payable with respect to any fractional shares of NEXTEL Common Stock deliverable upon exchange of such DECS, and the Company shall retain such fractional shares of NEXTEL Common Stock.

     SECTION 15.03.  Adjustment of Exchange Rate.  (a)  Adjustment for
                     ----------------------------       --------------
Distributions, Reclassifications, etc.  The Exchange Rate shall be subject to
- --------------------------------------
adjustment from time to time as follows:

          (i)  If NEXTEL shall:

               (A) pay a dividend or make a distribution with respect to the NEXTEL Common Stock in shares of such stock;

               (B) subdivide or split the outstanding shares of NEXTEL Common Stock into a greater number of shares;

               (C) combine the outstanding shares of NEXTEL Common Stock into a smaller number of shares; or

               (D) issue by reclassification of shares of NEXTEL Common Stock any shares of common stock of NEXTEL;

     then, in any such event, the Exchange Rate in effect immediately prior to such event shall each be adjusted so that the holder of any DECS shall thereafter be entitled to receive, upon mandatory exchange of the principal amount of such DECS at Maturity, as set forth in Section 15.01, the number of shares of NEXTEL Common Stock which such holder would have owned or been entitled to receive immediately following any event described above had such DECS been exchanged immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of holders of NEXTEL Common Stock entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

          (ii) If NEXTEL shall, after the date hereof, issue rights or warrants to all holders of NEXTEL Common Stock entitling them to subscribe for or purchase shares of NEXTEL Common Stock (other than rights to purchase NEXTEL Common Stock pursuant to a plan for the reinvestment of dividends or interest) at a price per share less than the current market price of NEXTEL Common Stock (determined for purposes of this clause (ii) as the average Closing Price per share of NEXTEL Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued), then in each case the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect immediately prior to the date of issuance of such rights or warrants, by a fraction, of which the numerator shall be the number of shares of NEXTEL Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of NEXTEL Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of NEXTEL Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of NEXTEL Common Stock which the aggregate offering price of the total number of shares of NEXTEL Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such current market price (calculated as the average Closing Price per share of NEXTEL Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued), which shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of NEXTEL Common Stock are not delivered after the expiration of such rights or warrants, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of NEXTEL Common Stock actually delivered. Each such adjustment shall be made successively.

               (iii) If NEXTEL shall pay a dividend or make a distribution to all holders of NEXTEL Common Stock of evidences of its indebtedness or other assets (excluding any dividends or distributions referred to in subparagraph (i) above or any ordinary periodic cash dividends that do not constitute Extraordinary Cash Dividends (as defined in clause (vi) below)) or shall issue to all holders of NEXTEL Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in subparagraph (ii) above), then in each such case, the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect on the record date mentioned below, by a fraction of which the numerator shall be the current market price per share of the NEXTEL Common Stock on the record date for the determination of stockholders entitled to receive such dividend or distribution (such current market price being determined for purposes of this clause (iii) as the average Closing Price per share of NEXTEL Common Stock on the 20 Trading Days immediately prior to such record date), and of which the denominator shall be such current market price per share of NEXTEL Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of NEXTEL Common Stock. Each such adjustment shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution. Each such adjustment shall be made successively.

          (iv) Any shares of NEXTEL Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of NEXTEL Common Stock under subparagraph (ii) above.

          (v) All adjustments to the Exchange Rate shall be calculated to the nearest 1/10,000th of a share of NEXTEL Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein;

     provided, however, that any adjustments which by reason of this
     --------  -------
     subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Exchange Rate pursuant to subparagraph (i),
     (ii) or (iii) of this Section 15.03(a), an adjustment shall also be made to the Maturity Price solely to determine which of paragraphs (a), (b) or (c) of the definition of Exchange Rate in Section 15.01 will apply at Maturity. The required adjustment shall be determined by multiplying the Maturity Price by the number determined under subparagraph (i), (ii) or (iii) by which the then existing Exchange Rate was multiplied to adjust such rate. This subparagraph (v) shall be so used to adjust the definition of Maturity Price only as such term is used for the first time in each of subparagraphs
     (a), (b) and (c) of the definition of Exchange Rate.

          (vi) For purposes of the foregoing, the term "Extraordinary Cash Dividend" shall mean, with respect to any consecutive 365-day period, any cash dividend with respect to NEXTEL Common Stock the amount of which, together with the aggregate amount of all other such cash dividends on the NEXTEL Common Stock occurring in such 365-day period, exceeds on a per share basis 10% of the average of the Closing Prices per share of the NEXTEL Common Stock over such 365-day period, and for purposes of applying the formula set forth in clause (iii) above, the fair market value of such dividends being calculated pursuant to such clause (iii) shall be equal to
     (x) the aggregate amount of such cash dividend together with the amounts of such other cash dividends occurring in such period minus (y) the aggregate
                                                        -----
     amount of such other cash dividends occurring in such period for which a prior adjustment in the Exchange Rate was previously made under this
     Section 15.03(a). In making the determinations required by the foregoing sentence, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 15.03(a).

          (b)  Adjustment for Consolidation, Merger or Other Reorganization
               ------------------------------------------------------------
Event.  In the event of (i) any consolidation or merger of NEXTEL, or any
- ------
surviving entity or subsequent surviving entity of NEXTEL (a "NEXTEL Successor"), with or into another entity (other than a merger or consolidation in which NEXTEL is the continuing corporation and in which the NEXTEL Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of NEXTEL or another corporation), (ii) any sale, transfer, lease or conveyance to another corporation of the property of NEXTEL or any

NEXTEL Successor as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of NEXTEL or any NEXTEL Successor with another corporation (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of NEXTEL or any NEXTEL Successor (any such event, a "Reorganization Event"), the Exchange Rate used to determine the amount payable upon exchange at Maturity for each DECS will be adjusted to provide that each holder of DECS will receive at Maturity cash in an amount equal to (a) if the Transaction Value (as defined below) is greater than or equal to the Threshold Appreciation Price, .8333 multiplied by the Transaction Value, (b) if the Transaction Value is less than the Threshold Appreciation Price but greater than the Initial Price, the Initial Price and (c) if the Transaction Value is less than or equal to the Initial Price, the Transaction Value. "Transaction Value" means (x) for any cash received in any such Reorganization Event, the amount of cash received per share of NEXTEL Common Stock, (y) for any property other than cash or securities received in any such Reorganization Event, an amount equal to the market value at Maturity of such property received per share of NEXTEL Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and (z) for any securities received in any such Reorganization Event, an amount equal to the average Closing Price per share of such securities on the 20 Trading Days immediately prior to Maturity, multiplied by the number of such securities received for each share of NEXTEL Common Stock. Notwithstanding the foregoing, in lieu of delivering cash as provided above, the Company may at its option deliver an equivalent value of securities or other property received in such Reorganization Event, determined in accordance with clause (y) or (z) above, as applicable. The kind and amount of securities into which the DECS shall be exchangeable after consummation of such transaction shall be subject to adjustment as described in paragraph (a) above following the date of consummation of such transaction.

     SECTION 15.04.  Notice of Adjustments and Certain Other Events.  (a)
                     -----------------------------------------------
Whenever the Exchange Rate is adjusted as herein provided, the Company shall:

          (i) forthwith compute the adjusted Exchange Rate in accordance with
     Section 15.03 and prepare a certificate signed by an officer of the Company setting forth the adjusted Exchange Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee for the DECS; and

          (ii) within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Exchange Rate pursuant to Section
     15.03 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee and to the Holders of the Outstanding DECS of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Exchange Rate was determined and setting forth the revised Exchange Rate per DECS.

     (b) In case at any time while any of the DECS are outstanding the Company receives notice that:

          (i) NEXTEL shall declare a dividend (or any other distribution) on or in respect of the NEXTEL Common Stock to which Section 15.03(a)(i) or (ii) shall apply (other than any cash dividends and distributions, if any, paid from time to time by NEXTEL that do not constitute Extraordinary Cash Dividends);

          (ii) NEXTEL shall authorize the issuance to all holders of NEXTEL Common Stock of rights or warrants to subscribe for or purchase shares of NEXTEL Common Stock or of any other subscription rights or warrants;

          (iii) there shall occur any conversion or reclassification of NEXTEL Common Stock (other than a subdivision or combination of outstanding shares of such NEXTEL Common Stock) or any consolidation, merger or reorganization to which NEXTEL is a party and for which approval of any stockholders of NEXTEL is required, or the sale or transfer of all or substantially all of the assets of NEXTEL; or

          (iv) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of NEXTEL;

then the Company shall promptly cause to be delivered to the Trustee and any applicable Paying Agent and filed at the office or agency maintained for the purpose of exchange of DECS at Maturity in the Borough of Manhattan, in The City of New York by the Trustee (or any applicable Paying Agent), and shall promptly cause to be mailed to the Holders of DECS at their last addresses as they shall appear upon the registration books of the Note Registrar, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of NEXTEL Common Stock of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective.

     (c) On or prior to seven Business Days preceding the Stated Maturity of the DECS, the Company will provide notice to the Holders of record of the DECS and to the Trustee and will publish a notice in a daily newspaper of national circulation stating whether the Company has irrevocably elected to deliver NEXTEL Common Stock or cash (or any other property or securities that may be delivered pursuant to Section 15.03(b)) upon the mandatory exchange of the principal amount of the DECS in accordance with Section 15.01.

     SECTION 15.05.  Taxes.  (a)  The Company will pay any and all documentary,
                     ------
stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of NEXTEL Common Stock pursuant hereto; provided, however, that the
                                                     --------  -------
Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of NEXTEL Common Stock in a name other than that in which the DECS so exchanged were registered, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

     (b) The parties hereto hereby agree, and each Holder of a DECS by its purchase of a DECS hereby agrees:

          (i) to treat, for U.S. federal income tax purposes, each DECS as a unit (the "unit characterization") consisting of (A) a debt obligation (the "Exchange Note") with a fixed principal amount and issue price equal to the principal amount of the DECS, bearing interest at the stated interest rate, and with the principal amount unconditionally payable at Maturity, and (B) a purchase contract (the "Purchase Contract") pursuant to which the Holder agrees to use the principal payment due on the Exchange Note to purchase, at Maturity, the NEXTEL Common Stock to which the Holder is entitled to receive at that time (subject to the Company's right to deliver cash in lieu of such NEXTEL Common Stock), which treatment will require, among other things, the Holder to include in income as interest, in accordance with its method of accounting, payments made with respect to the DECS that are denominated as interest;

          (ii) in the case of an initial purchase, to allocate the entire purchase price of a DECS to the Exchange Note and to allocate no part thereof to the Purchase Contract; and

          (iii) to file all U.S. federal, state and local income and franchise tax returns consistent with the unit characterization (unless required otherwise by an applicable taxing authority).

     SECTION 15.06.  Shares Free and Clear.  The Company hereby warrants that
                     ----------------------
upon exchange of a DECS at Maturity pursuant to this Indenture, the Holder of a DECS shall receive all rights held by the Company in the NEXTEL Common Stock for which such DECS is at such time exchangeable pursuant to this Indenture, free and clear of any and all liens, claims, charges and encumbrances other than any liens, claims, charges and encumbrances which may have been placed on any NEXTEL Common Stock by the prior owner thereof, prior to the time such NEXTEL Common Stock was acquired by the Company. Except as provided in Section 15.05(a), the Company will pay all taxes and charges with respect to the delivery of NEXTEL Common Stock delivered in exchange for DECS hereunder. In addition, the Company further warrants that any NEXTEL Common Stock so delivered in exchange for DECS hereunder shall be free of any transfer restrictions (other than such as are solely attributable to any Holder's status as an affiliate of NEXTEL).

     SECTION 15.07.  Cancellation of Security.  Upon receipt by the Trustee of
                     -------------------------
DECS delivered to it for exchange under this Article Fifteen, the Trustee shall cancel and dispose of the same as provided in Section 3.09.

     SECTION 15.08.  Limitations on Trading During Certain Days.  The Company
                     -------------------------------------------
hereby agrees that it will not, and it will cause each of its Majority-Owned Subsidiaries (as defined below) not to, buy or sell shares of NEXTEL Common Stock for their own account during the 20 Trading Days prior to Stated Maturity of the DECS. For purposes hereof, "Majority-Owned Subsidiary" with respect to the Company means a subsidiary more than 50% of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors, is owned by the Company and/or one or more of the Company's other Majority-Owned Subsidiaries."

          (d) By amending the table of contents of the Basic Indenture to reflect the additions described in subsections (a) and (c) of this Section 1.

          SECTION 3. The Basic Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Basic Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

          SECTION 4. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          SECTION 5. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 6. In case any provision in this Supplemental Indenture or in the Notes of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

          SECTION 7. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of each series of Notes any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

          SECTION 8. This Supplemental Indenture and each Note of any series shall be deemed to be a contract made under the laws of the State of New York and this Supplemental Indenture and each such Note shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 9. All terms used in this Supplemental Indenture not otherwise defined herein that are defined in the Basic Indenture shall have the meanings set forth therein.

          SECTION 10. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 11. The recitals contained herein and in the Notes, except the certificate of authentication of the Trustee thereon, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The

Trustee makes no representations as to the validity or sufficiency of the Basic Indenture, this Supplemental Indenture or of the Securities and shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                              FIRST CHICAGO CORPORATION


                              By:  _______________________
                                    David P. Bolger
                                    Senior Vice President
                                      and Treasurer

[Seal]

Attest:


- -------------------
Assistant Secretary

                              NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION, as Trustee,


                              By:   ______________________
                                    Name:
                                    Title:
[Seal]

Attest:


- -------------------
Name:
Title:

STATE OF ILLINOIS)
                 )   ss.:
COUNTY OF COOK   )


          On the      day of February __, 1994, before me personally came David
P. Bolger, to me known, who being by me duly sworn, did depose and say that such person resides in Chicago, Illinois; that such person is Senior Vice President and Treasurer of FIRST CHICAGO CORPORATION, one of the corporations described in and which executed the above instrument; that such person knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that such person signed his or her name thereto by like authority.


          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          -----------------------------------
                                                     Notary Public
[Notarial Seal]



                                          Commission expires ______________

STATE OF MINNESOTA)
                  )   ss.:
COUNTY OF HENNEPIN)


          On the      day of February ___, 1994, before me personally came
, to me known, who being by me duly sworn, did depose and say that such person resides in ______________, Minnesota; that such person is of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, one of the parties described in and which executed the above instrument; that such person knows the corporate seal of said association; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said association, and that such person signed his or her name thereto by like authority.


          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          -----------------------------------
                                                     Notary Public
[Notarial Seal]



                                          Commission expires _____________